UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 7, 2014

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Unified Grocers, Inc. (the “Company”) completed a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2014. As a result of this process, on May 6, 2014, the Committee approved the engagement of Moss Adams, LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2014, subject to clearance of Moss Adams’ internal acceptance process. On May 7, 2014, the Company informed Moss Adams of the Committee’s decision. On May 7, 2014, the Company informed Deloitte & Touche LLP (“Deloitte & Touche”) that it was being dismissed as the Company’s independent registered public accounting firm.

The reports of Deloitte & Touche on the Company’s consolidated financial statements for the two most recent fiscal years ended September 28, 2013 and September 29, 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles generally accepted in the United States of America (“GAAP”).

During the Company’s two most recent fiscal years ended September 28, 2013 and September 29, 2012, and during the subsequent interim reporting periods through March 29, 2014, and the interim period through May 7, 2014, there were (1) no disagreements with Deloitte & Touche on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche would have caused Deloitte & Touche to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte & Touche with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Deloitte & Touche furnish the Company with a letter addressed to the SEC stating whether or not Deloitte & Touche agrees with the above statements. The letter from Deloitte & Touche is filed with this Current Report on Form 8-K as exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

As set forth above, concurrent with the decision to dismiss Deloitte & Touche as the Company’s independent registered public accounting firm, the Committee approved the engagement of Moss Adams as the Company’s new independent registered public accounting firm, subject to clearance of Moss Adams’ internal acceptance process. On May 12, 2014, Moss Adams confirmed that the acceptance process was complete and the Company formally engaged Moss Adams as its independent registered public accounting firm.

During the Company’s two most recent fiscal years ended September 28, 2013 and September 29, 2012, and during the subsequent interim period through May 7, 2014, neither the Company, nor anyone on its behalf, has consulted Moss Adams with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP to the Securities and Exchange Commission dated May 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014	UNIFIED GROCERS, INC.

	By	/s/ Harry H. Demas
Harry H. Demas General Counsel and Secretary